Filed Pursuant to Rule 424(b)(3)
Registration No. 333-154975

TNP STRATEGIC RETAIL TRUST, INC.

SUPPLEMENT NO. 7 DATED AUGUST 7, 2012

TO THE PROSPECTUS DATED APRIL 10, 2012

This document supplements, and should be read in conjunction with, our prospectus dated April 10, 2012, relating to our offering of up to $1,100,000,000 in shares of our common stock, as supplemented by Supplement No. 6 dated July 9, 2012. Terms used and not otherwise defined in this Supplement No. 7 have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 7 is to disclose:

•	the status of our public offering;

•	amendments to our advisory agreement;

•	the election of our board of directors at the annual meeting of our stockholders;

•	the reappointment of our officers;

•	changes to our management and board of directors;

•	the formation of a special committee of our board of directors;

•	a change to the compensation paid to our directors; and

•	updated prior performance tables.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on August 7, 2009. As of July 24, 2012, we had accepted investors’ subscriptions for and issued 10,541,967 shares of our common stock in our initial public offering, including 238,674 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of $104,717,329. As of July 24, 2012, approximately 89,651,706 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan.

On June 15, 2012, we filed a registration statement on Form S-11 with the SEC to register a follow-on public offering of up to $900,000,000 in shares of our common stock. Under rules promulgated by the SEC, we may continue our initial public offering until as late as February 2013.

Amendments to Our Advisory Agreement

On August 2, 2012, we, our operating partnership and our advisor entered into an amendment to our amended and restated advisory agreement, effective as of August 7, 2012, which, among other things:

•	Renews the term of our advisory agreement for an additional one-year term expiring on August 7, 2013.

•

Establishes a requirement that we maintain at all times a cash reserve of at least $4,000,000 and provides that our advisor may deploy any cash proceeds in excess of the cash reserve for our business pursuant to the terms of the advisory agreement.

•

Delete in its entirety Section 13 of the advisory agreement, which provided, among other things, that before we could complete a business combination with our advisor to become self-administered, certain conditions would have to be satisfied, including (i) the formation of a special committee comprised entirely of our independent directors, (ii) the receipt of an opinion from a qualified investment banking firm concluding that consideration to be paid to acquire our advisor was financially fair to our stockholders and (iii) the approval of the business combination by our stockholders entitled to vote thereon in accordance with our charter.

Election of Our Directors

On July 18, 2012, we held the annual meeting of our stockholders. At the annual meeting of our stockholders, the following director nominees were elected to serve as our directors until the next annual meeting of our stockholders and until their successors are elected and qualified:

Anthony W. Thompson

James R. Wolford

Phillip I. Levin

Jeffrey S. Rogers

Peter K. Kompaniez

For biographical information on Messrs. Thompson, Wolford, Levin, Rogers and Kompaniez, see the section of our prospectus entitled “Management—Directors and Executive Officers.”

Reappointment of Officers

On July 18, 2012, our board of directors unanimously reappointed the following officers to hold office until the next annual meeting of our board of directors or until their respective successors have been elected:

Name	Title
Anthony W. Thompson	Chairman of the Board, President and Chief Executive Officer
James R. Wolford	Chief Financial Officer, Treasurer and Secretary

For biographical information on Messrs. Thompson and Wolford, see the section of our prospectus entitled “Management—Directors and Executive Officers.”

Changes to Management and Our Board of Directors

On July 27, 2012, James R. Wolford resigned from his position as a member of our board of directors, effective July 27, 2012. On July 27, 2012, our board of directors appointed Dee R. Balch as a director to fill the vacancy on our board of directors created by the resignation of Mr. Wolford from his position as a director.

On July 27, 2012, Mr. Wolford also resigned from his positions as our Chief Financial Officer, Treasurer and Secretary and as the Chief Financial Officer, Treasurer and Secretary of our advisor effective immediately following the filing of our Quarterly Report on Form 10-Q for the period ended June 30, 2012, which we expect to file with the SEC on or about August 14, 2012. On July 27, 2012, our board of directors appointed Ms. Balch to serve as our Chief Financial Officer, Treasurer and Secretary effective upon Mr. Wolford’s resignation from those positions. Mr. Wolford will continue to serve in his capacity as President and Chief Operating Officer of our sponsor, Thompson National Properties.

Biographical information with respect to Ms. Balch is set forth below.

Dee R. Balch, 48, is a Certified Public Accountant with more than 20 years of accounting, reporting and real estate experience. Prior to joining Thompson National Properties in April 2012, Ms. Balch served from January 2010 to February 2012 as Senior Vice President, Finance and Accounting for Buchanan Street Partners, a real estate investment management company. Ms. Balch’s career also includes 14 years with Ernst and Young LLP, a major international public accounting firm, from 1996 to 2010 with her last position there as Executive Director overseeing the assurance practice. Ms. Balch’s past experience also includes serving as the internal auditor for Florida Power & Light Company, a large publicly-traded Florida utility company, as a senior auditor for KPMG Peat Marwick, and as a financial analyst for Citicorp Savings based in Miami, Florida. Ms. Balch earned a Bachelor of Science in Systems Analysis and a Master of Business of Administration from the University of Miami. Additionally, Ms. Balch holds a Bachelor of Science in Accounting from Florida Atlantic University. Ms. Balch is a Certified Public Accountant with an active license and is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

Formation of Special Committee of Our Board of Directors

On July 27, 2012, our board of directors established a special committee of our board of directors comprised of our three independent directors. The special committee has the maximum power delegable to a committee of our board of directors under Maryland law and has the authority to (1) engage its own financial and legal advisors, (2) execute, deliver and file or to cause to be executed, delivered and filed all agreements, documents and instruments in our name and on our behalf as the special committee may deem necessary, convenient or appropriate, (3) expend money on our behalf, and (4) to the maximum extent permitted by applicable law, keep private from our board of directors and our officers the minutes of its meetings and other matters.

Each member of the special committee will receive an annual fee of $10,000 for their service on the special committee through the date of our next annual meeting of stockholders, such fee to be payable in one lump sum on August 1, 2012. Each member of the special committee will also receive (1) $1,000 per telephonic meeting of less than one hour in which they participate, (2) $1,500 per telephonic meeting of an hour or more in duration in which they participate, and (3) $2,500 per in-person meeting which they attend. The special committee will receive the foregoing fees in addition to any fees to which they may be entitled associated with meetings of the full board of directors.

Change to Director Compensation

On July 27, 2012, our board of directors approved an increase in the annual fee paid to our directors from $30,000 to $40,000. The increase in the annual fee will take effect commencing with the next quarterly payment of the annual fee.

Updated Prior Performance Tables

The Prior Performance Tables appearing as Appendix A to our prospectus are superseded and replaced in their entirety by the Prior Performance Tables set forth as Appendix A to this Supplement.

APPENDIX A:

PRIOR PERFORMANCE TABLES OF THOMPSON NATIONAL PROPERTIES, LLC

The following prior performance tables provide information relating to the real estate investment programs sponsored by Thompson National Properties, LLC and its affiliates, collectively referred to herein as “TNP prior programs.” These programs were not prior programs of TNP Strategic Retail Trust, Inc. Thompson National Properties and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each of the TNP prior programs has similar general investment objectives to those of TNP Strategic Retail Trust, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2011.

Table I, which summarizes the experience of the sponsor in raising and investing funds in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table II, which includes information regarding compensation paid to the sponsor in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table III, which presents information regarding the operating results of the TNP prior programs that have closed in the most recent five years, is included herein.

Table IV, which presents information regarding the operating results of TNP prior programs which have completed operations (no longer hold properties) in the most recent five years, is included herein.

Table V, which includes information on the sale or disposition of properties in connection with the TNP prior programs within the most recent three years, is included herein.

Additional information relating to the acquisition of properties by TNP prior programs is contained in Table VI, which is included in Part II of the registration statement which TNP Strategic Retail Trust, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of Thompson National Properties, LLC and its affiliates in raising and investing funds for TNP prior programs that closed during the three years ended December 31, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2011.

	Bruin Fund L.P.(1)	TNP 12% Notes Program, LLC(2)	TNP 2008 Participating Notes Program, LLC(3)
Dollar Amount Offered	$250,000,000	$21,600,000	$30,000,000
Dollar Amount Raised	3,950,000	21,599,537	26,199,903
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	1,385,665	1,803,573
Organizational Expenses(4)	168,022	166,193	787,497
Other	—	—	—
Reserves	1,342	—	—
Percent Available for Investment	96%	93%	90%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	52,232	—	19,192
Cash Down Payment	3,828,375	—	978,515
Acquisition Fees(5)	224,625	—	585,537
Other	—	—	—

Total Acquisition Costs	$4,105,232	$—	$1,583,243
Percent Leveraged	68%	N/A	88%
Date Offering Began	3/3/2008	6/10/2008	12/9/2008
Length of Offering (in Months)	26	19	15
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	1	15	15

Notes to Table I

(1)	Bruin Fund, L.P.’s two property assets were foreclosed upon by a lender effective August 4, 2010.
(2)	Amounts herein pertain to offering proceeds raised and do not include any properties acquired through reinvested amounts.
(3)	Acquisition cost amounts are costs paid by investors to purchase properties. Investors in this program receive interest at a specified rate annually for their investment.
(4)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(5)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	TNP 6700 Santa Monica Blvd., DST(1)	TNP Irving Square DST	TNP 121 S. MLK DST	TNP Titan Plaza Fund	Thompson/Morgan Baton Rouge I, DST(2)
Dollar Amount Offered	$16,570,000	$5,080,000	$7,880,000	$4,250,000	$21,200,000
Dollar Amount Raised	16,570,000	5,080,000	7,880,000	4,250,000	20,985,800
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	1,122,162	338,931	515,751	57,050	1,445,387
Organizational Expenses(3)	909,292	187,439	367,733	22,140	1,171,722
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent Available for Investment	88%	90%	89%	98%	88%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	601,792	18,727	456,123	340,499	1,896,727
Cash Down Payment	278,296	3,900,000	3,350,956	2,680,000	14,190,000
Acquisition Fees(4)	1,365,980 (1)	300,000	500,955	137,837	—
Other	—	—	—	—	—

Total Acquisition Costs	$2,246,067	$4,218,727	$4,308,033	$3,158,336	$16,086,727
Percent Leveraged	91%	N/A	60%	51%	61%
Date Offering Began	4/2/2009	5/14/2010	7/12/2010	9/10/2010	6/11/2009
Length of Offering (in Months)	15	9	10	14	13
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	13	8	8	8	11

Notes to Table I

(1)

Acquisition costs represent the amount paid by the tenant-in-common or DST investors to acquire interest in the property. Acquisition fee includes $800,000 in acquisition fees paid to TNP Property Manager in part for its negotiations of the purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(2)	This program is a joint venture partnership between Thompson National Properties, LLC and Morgan Group of Companies.
(3)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(4)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	Thompson/Post Ladera Palms, DST(1)	Thompson/Post Regal Crossing, DST(1)
Dollar Amount Offered	$7,450,000	$4,700,000
Dollar Amount Raised	7,450,000	4,700,000
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	502,450	300,591
Organizational Expenses(2)	342,218	209,045
Other	—	—
Reserves	—	—
Percent Available for Investment	89%	89%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	1,551,405	602,223
Cash Down Payment	3,350,000	2,750,000
Acquisition Fees(3)	924,000	600,000
Other	—	—
Total Acquisition Costs	$5,825,405	$3,952,223
Percent Leveraged	71%	65%
Date Offering Began	12/3/2010	3/31/2011
Length of Offering (in Months)	6	3
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	4	3

Notes to Table I

(1)	This program is a joint venture partnership between Thompson National Properties, LLC and Post Investment Group, Inc.
(2)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(3)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Thompson National Properties and its affiliates related to TNP prior programs that have conducted offerings which closed during the three years ended December 31, 2011. Also included is a summary of the amount and types of compensation paid to Thompson National Properties and its affiliates related to all other TNP prior programs the offerings of which did not close during the three years ended December 31, 2011 presented on an aggregate basis. All amounts shown are as of December 31, 2011.

	Bruin Fund, L.P. (Oakwood & One Lee Park)(5)	TNP 12% Notes Program, LLC	TNP 2008 Participating Notes Program, LLC	TNP 6700 Santa Monica Blvd., DST		Thompson/ Morgan Baton Rouge I, DST(6)
Date Offering Commenced	3/3/2008	6/10/2008	12/9/2008	4/2/2009		6/11/2009
Dollar Amount Raised	$3,950,000	$21,599,537	$26,199,903	$16,570,000		$20,985,800

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	$—	$—	$—	$414,250		$444,185
Acquisition Fees
Real Estate Commissions	$—	$—	$—	$—		$—
Advisory Fees(2)	$224,625	$—	$400,137	$1,365,980	(3)	$—
Other	$—	$—	$—	$—		$—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,478,673	$—	$2,619,554	$10,507,330		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$66,811	$—	$145,620	$92,827		$—
Partnership Management Fees(4)	$34,333	$—	$130,008	$112,716		$—
Reimbursements	$—	$—	$—	$—		$—
Leasing Commissions	$25,370	$—	$52,515	$—		$—
Other	$2,296	$—	$193,181	$8,183		$—
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$—	$—	$—	$—		$—
Notes	$—	$—	$—	$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$—	$—	$—	$—		$—
Incentive Fees	$—	$—	$—	$—		$—
Other	$—	$—	$—	$—		$—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)

Amount includes $800,000 in acquisition fees paid to TNP Property Manager for its part in negotiating purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(4)	Amounts primarily pertain to asset management fees.
(5)	Bruin Fund, L.P.’s property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(6)	Asset and Property management fees and other related operations amounts managed by controlling entity—Morgan Multi-Family Property Manager LLC.

	TNP Irving Square, DST	TNP 121 S. Martin Luther King Blvd., DST	TNP Titan Bldg, Plaza Fund	Thompson/ Post Ladera Palms, DST	Thompson/ Post Regal Crossing, DST	TNP Prior Programs Not Closed (4)

Date Offering Commenced	5/14/2010	7/12/2010	9/10/2010	12/3/2010	3/31/2011	N/A
Dollar Amount Raised	$5,080,000	$7,880,000	$4,250,000	7,450,000	4,700,000	22,770,729
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	117,722	197,000	8,895	90,993	58,750	520,485
Acquisition Fees
Real Estate Commissions	—	—	—	—	—	—
Advisory Fees(2)	300,000	500,955	137,837	924,000	600,000	1,780,656
Other	—	—	—	—	—	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	1,411,340	2,906,788	2,039,224	—	—	4,235,646
Amount Paid to Sponsor from Operations:
Property Management Fees	16,010	34,135	83,933	—	—	153,851
Partnership Management Fees(3)	4	—	—	—	—	531,167
Reimbursements	—	—	—	—	—	—
Leasing Commissions	—	—	53,014	—	—	351,592
Other	5,512	5,480	6,534	488	—	7,851
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—	—	—	—
Notes	—	—	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—	—	—
Incentive Fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)	Amounts primarily pertain to asset management fees.
(4)

Three TNP prior programs which did not close during the three years ended December 31, 2011, including TNP Vulture Fund VIII, LLC, TNP 1265 NW Waterhouse Avenue, DST, AND Thompson/Post Canyons at West 45th Avenue, DST, presented on an aggregate basis.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM

(UNAUDITED)

Table III sets forth the annual operating results of TNP prior programs that closed during the five years ended December 31, 2011.

	Bruin Fund, L.P.
	Year Ended December 31,
	2008(1)	2009	2010(2)	2011(2)
Gross Revenues	$1,275,063	$1,568,697	$542,509	$—
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(3)	1,130,464	5,075,406	916,036	6,900
Interest Expense	415,083	1,193,192	278,529	—
Depreciation & Amortization(4)	787,137	1,237,193	(3,041,274)	19,496

Net Income (Loss)—GAAP basis(5)	$(1,057,621)	$(5,937,094)	$2,389,218	$(26,396)

Taxable Income (Loss):
—from operations	(1,057,621)	(5,937,094)	2,389,218	(26,396)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(6)	65,815	24,914	1,342	(1,342)
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	65,815	24,914	1,342	(1,342)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	65,815	24,914	1,342	(1,342)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$65,815	$24,914	$1,342	$(1,342)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	(267.75)	(1,503.06)	604.87	6.68
—from recapture	—	—	—	—
Capital Gain (Loss)(7)	—	—	830.74	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				0%

Notes to Table III

(1)	Operating results pertain to the period from March 3, 2008 (inception) to December 31, 2008.
(2)

Operating results pertain to the period from January 1, 2010 to August 4, 2010. Lender foreclosed on the properties held by Bruin Fund, L.P. effective August 4, 2010. Year-end 2011 figures reflect write-off balances resulting from prior year foreclosure.

(3)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(4)	Depreciation and amortization expense includes write-offs and loan relief pertaining to a lender’s foreclosure on the properties owned by Bruin Fund, L.P. effective August 4, 2010.
(5)	The partnership maintains its books on a GAAP basis.
(6)	Cash generated from operations generally includes net income plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(7)

Capital gain pertains to proceeds and cost adjustments related to a lender’s foreclosure on the properties held by Bruin Fund, L.P. effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

	TNP 12% Notes Program, LLC(4)
	Year Ended December 31,
	2008	2009	2010		2011
Gross Revenues	$332,557	$2,049,096		$2,365,561		$2,354,662
Profit on Sale of Properties	—	—		—		—
Less: Operating Expenses(1)	936	39,431		146,629		22,884
Interest Expense	493,324	2,854,050		3,399,888		2,976,021
Depreciation & Amortization	—	128		—		—

Net Income (Loss)—GAAP basis(2)	$(161,703)	$(844,513)		$(1,180,956)		$(644,243)

Taxable Income (Loss):
—from operations	(161,703)	(844,513)		(1,180,956)		(644,243)
—from gain on sale	—	—		—		—
Cash Generated:
—from operations(3)	131,249	13,502		9		(28,211)
—from sales	—	—		—		—
—from refinancing	—	—		—		—

Cash Generated From Operations, Sales & Refinancing	131,249	13,502		9		(28,211)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(5)		—(5)
—from sales and refinancing	—	—		—		—
—from other	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions	131,249	13,502		9		(28,211)
Less: Special Items (not including Sales & Refinancing)	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$131,249	$13,502		$9		$(28,211)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(5)	$	—(5)
—from recapture	—	—		—		—
Capital Gain (Loss)	—	—		—		—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(5)		—(5)
—Return of Capital	—	—		—		—
Sources (on Cash basis)
—Sales	—	—		—		—
—Refinancing	—	—		—		—
—Operations	—	—		—		—
—Other	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(4)	This program’s offering began on June 10, 2008. This program’s offering closed on January 6, 2010 and the program is still in operation.
(5)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 2008 Participating Notes Program, LLC(4)
	Year Ended December 31,
	2008(5)	2009	2010		2011
Gross Revenues	$4	$2,104,176		$6,475,000		$6,158,000
Profit on Sale of Properties	—	—		—		—
Less: Operating Expenses(1)	—	1,365,113		6,676,000		3,281,000
Interest Expense	150	2,181,221		4,275,000		4,595,000
Depreciation & Amortization	—	1,032,390		770,000		1,465,000

Net Income (Loss)—GAAP basis(2)	$(146)	$(2,474,548)		$(5,246,000)		$(3,183,000)

Taxable Income (Loss):
—from operations	(146)	(2,474,548)		(5,246,000)		(3,183,000)
—from gain on sale	—	—		—		—
Cash Generated:
—from operations(3)	496,504	2,279,473		1,396,000		171,000
—from sales	—	—		—		—
—from refinancing	—	—		—		—

Cash Generated From Operations, Sales & Refinancing	496,504	2,279,473		1,396,000		171,000
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(6)		—(6)
—from sales and refinancing	—	—		—		—
—from other	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions	496,504	2,279,473		1,396,000		171,000
Less: Special Items (not including Sales & Refinancing)	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$496,504	$2,279,473		$1,396,000		$171,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(6)	$	—(6)
—from recapture	—	—		—		—
Capital Gain (Loss)	—	—		—		—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(6)		—(6)
—Return of Capital	—	—		—		—
Sources (on Cash basis)
—Sales	—	—		—		—
—Refinancing	—	—		—		—
—Operations	—	—		—		—
—Other	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began on December 9, 2008. This program’s offering closed on March 22, 2010 and the program is still in operation.
(5)	Operating results reflect activity from the commencement of the program’s offering on December 9, 2008 through December, 31, 2008.
(6)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 6700 Santa Monica Boulevard, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$67,761	$3,481,017	$3,744,683	$3,421,789
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	59,638	1,179,603	556,025	556,967
Interest Expense	13,939	1,614,177	1,650,002	1,421,334
Depreciation & Amortization	—	997,800	1,027,891	1,001,866

Net Income (Loss)—GAAP basis(2)	$(5,816)	$(310,563)	$340,765	$441,622

Taxable Income (Loss):
—from operations	(5,816)	(310,563)	340,765	441,622
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	0	8,269,413	(5,987,021)	1,313,993
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	0	8,269,413	(5,987,021)	1,313,997
Less: Cash Distributions to Investors:
—from operating cash flow	—	8,071,832	(5,987,021)	1,310,825
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	0	197,581	22,512	3,168
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	0	$197,581	$22,512	$3,168

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	—	—	—
—from operations	—	(18.74)	26.68	26.65
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	487.14	(362.68)	79.11
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	487.14	(362.68)	79.11
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began in December 2008 and the initial investment was received on April 2, 2009. This program’s offering closed on June 21, 2010 and the program is still in operation.

	Thompson/Morgan Baton Rouge I, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$1,626,390	$3,563,293	$3,537,142
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	—	135,858	432,191	434,836
Interest Expense	—	1,436,686	2,698,212	2,341,584
Depreciation & Amortization	—	—	4,390,134	4,390,134

Net Income (Loss)—non-GAAP accrual basis(2)	$—	$53,846	$(3,957,244)	$(3,629,413)

Taxable Income (Loss):
—from operations	—	53,846	(3,957,244)	(3,629,413)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	—	4,334	690	102
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	4.334	690	102
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	4,334	690	102
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$4,334	$690	$102

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	$2.57	$(188.57)	$(172.95)
—from operations	—	—	—	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a non-GAAP accrual basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity which is managed by a third party. Operating results reflect activity upon acquisition
June 10, 2009. 2009 Operating results reflect partial activity through October 31, 2009 only. November and December 2009 operating results are not available.

	Thompson/Post Ladera Palms, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$1,905,828
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	1,245,609
Interest Expense	—	—	—	665,065
Depreciation & Amortization	—	—	—	644,006

Net Income (Loss)—non-GAAP accrual basis (2)	$—	$—	$—	$(648,852)

Taxable Income (Loss):
—from operations	—	—	—	(648,852)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	515,534
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	515,534
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	498,696
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	16,838
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$16,838

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(87.09)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	66.94
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	66.94
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a non-GAAP accrual basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition January 21, 2011.

	THOMPSON/POST REGAL CROSSING, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$640,816
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	747,239
Interest Expense	—	—	—	244,143
Depreciation & Amortization	—	—	—	152,691

Net Income (Loss)—non-GAAP accrual basis	$—	$—	$—	$(503,257)

Taxable Income (Loss):
—from operations	—	—	—	(503,257)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	242,350
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	242,350
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	187,383
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	54,967
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$54,967

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(107.08)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	39.87
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	39.87
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a non-GAAP accrual basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition June 3, 2011.

	TNP Irving Square, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$222,049	$388,832
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	417,004	39,472
Interest Expense	—	—	—	—
Depreciation & Amortization	—	—	149,125	180,268

Net Income (Loss)—GAAP basis (2)	$—	$—	$(344,080)	$169,092

Taxable Income (Loss):
—from operations	—	—	(344,080)	169,092
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	207,746	372,325
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	207,746	375,327
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	204,453	373,719
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	3,293	1,608
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$3,293	$1,608

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(67.73)	$33.79
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	40.25	73.57
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	40.25	73.57
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period May 4, 2010 to December 31, 2010.

	TNP Titan Plaza Fund, LLC (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$626,765	$1,293,905
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	712,033	934,635
Interest Expense	—	—	85,762	335,692
Depreciation & Amortization	—	—	253,306	927,198

Net Income (Loss)—GAAP basis (2)	$—	$—	$(424,336)	$(903,620)

Taxable Income (Loss):
—from operations	—	—	(424,336)	(903,620)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	320,710	257,047
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	320,710	257,047
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	6,736	197,700
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	313,974	59,347
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$313,974	$59,347

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(99.84)	$(212.62)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	1.58	46.52
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	1.58	46.52
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period October 1, 2010 to December 31, 2010.

	TNP 121 S. Martin Luther King Blvd., DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$365,036	$1,019,953
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	341,847	10,385
Interest Expense	—	—	339,898	586,450
Depreciation & Amortization	—	—	283,920	602,504

Net Income (Loss)—GAAP basis (2)	$—	$—	$(600,629)	$(179,386)

Taxable Income (Loss):
—from operations	—	—	(600,629)	(179,386)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	271,065	622,095
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	271,065	622,095
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	235,145	620,689
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	35,920	1,406
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$35,920	$1,406

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(76.22)	$(22.76)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	32.13	78.77
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	32.13	78.77
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period July 12, 2010 to December 31, 2010.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of TNP prior programs that have completed operations (no longer hold properties) during the five years ended December 31, 2011. All amounts presented are as of December 31, 2011.

Program Name	Bruin Fund, L.P. (Oakwood Tower/One Lee Park)
Dollar Amount Raised	$3,950,000
Number of Properties Purchased	2
Date of Closing of Offering	05/09/10
Date of First Sale of Property(1)	N/A
Date of Final Sale of Property(1)	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$604.87
—from recapture	—
Capital gain (loss)(2)	830.74
Deferred gain
—Capital	—
—Ordinary	—
Cash Distributions to Investors
Sources (on GAAP basis)(3)
—Investment Income	—
—Return of Capital	—
Sources (on cash basis)
—Sales	—
—Refinancing	—
—Operations	—
—Other	—
Receivable on Net Purchase Money Financing	—

Notes to Table IV

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(2)

Capital gain pertains to proceeds and cost adjustments related to property foreclosure by the lender effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

(3)	Bruin Fund, L.P. maintains its books on a GAAP basis.

TABLE V

RESULTS OF SALES OR DISPOSITIONS OF PROPERTIES (UNAUDITED)

Table V sets forth summary information on the results of the sale or disposals of properties since December 31, 2008 by TNP prior programs. All amounts are through December 31, 2011.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			(Deficiency) Excess of Property
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Bruin Fund, L.P.
(Oakwood Tower and One Lee Park West)(1)	5/12/2008	8/4/2010	$—	$9,150,511	$—	$—	$9,150,511	$10,287,825	$4,479,515	$14,767,340	$(326,644)

Notes to Table V

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.